New York Mortgage Trust Reports
Third Quarter 2016 Results

NEW YORK, NY - November 1, 2016 (GLOBE NEWSWIRE) - New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT,” the “Company,” “we,” “our” or “us”) today reported results for the three and nine months ended September 30, 2016.

Summary of Third Quarter 2016:

•	Net income attributable to common stockholders of $20.0 million, or $0.18 per share.

•	Net interest income of $15.5 million.

•	Portfolio net interest margin of 282 basis points.

•	Book value per common share of $6.34 at September 30, 2016, delivering an economic return of 3.1% for the quarter and 8.0% for the nine months ended September 30, 2016.

•
Sold distressed residential mortgage loans with a carrying value of approximately $30.4 million for aggregate proceeds of approximately $37.1 million, which resulted in a net realized gain, before income taxes, of approximately $6.7 million.

•	Funded $32.4 million of preferred equity investments in multi-family properties.

•	Purchased approximately $75.7 million of Non-Agency RMBS backed by re-performing and non-performing loans bringing our total investment in Non-Agency RMBS to $175.9 million at September 30, 2016.

•	Declared third quarter dividend of $0.24 per common share that was paid on October 28, 2016.

Subsequent Developments:

On October 26, 2016, the Company repaid $55.9 million of outstanding notes from its November 2013 collateralized recourse financing, which was collateralized by multi-family CMBS issued from three separate Freddie Mac-sponsored multi-family K-Series securitizations. In connection with the repayment of the notes, approximately $181.9 million of multi-family CMBS collateral value was transferred back to the Company.

Management Overview

Steven Mumma, NYMT’s Chairman and Chief Executive Officer, commented: “The Company’s investment portfolio generated solid returns and a stable book value during the quarter, as evidenced by a total economic return of 3.1% and book value of $6.34 per share. Overall, portfolio performance benefited primarily from our multi-family and residential credit assets, including sales of distressed residential mortgage loans producing $6.7 million of net realized gains for the quarter.
We continued to transition our portfolio during the quarter to one increasingly focused on multi-family and residential credit assets, purchasing $75.7 million of Non-Agency RMBS backed by distressed residential loans and originating $32.4 million in multi-family preferred equity investments, while further reducing our capital allocation to Agency RMBS by 9% during the quarter. Subsequent to the end of the quarter, we also repaid $55.9 million of outstanding notes issued by one of our multi-family CMBS collateral recourse financings. As a result of the repayment of this financing, we were able to unlock approximately $181.9 million of multi-family CMBS that served as collateral. We expect to securitize these assets again in the near future on terms that will be more favorable than the terms of the prior financing, which was originated in November 2013.

On a macro-level, interest rates continued their volatile but range-bound movements, with the 10-year U.S. Treasury note yield hitting a historic low in July at 1.36%, only to go back up to 1.60% by quarter end. The markets in which we compete for investments continue to be challenging, as asset pricing remains high due in large part to greater competition for assets. Because of this, we continue to be diligent in our search for investments consistent with our goal to deliver attractive risk adjusted spreads.”

Capital Allocation

The following tables set forth our allocated capital by investment type at September 30, 2016 and the related interest income, interest expense, weighted average yield, average cost of funds and portfolio net interest margin for the three months ended September 30, 2016 (dollar amounts in thousands):

Capital Allocation at September 30, 2016:
	Agency RMBS	Agency IOs	Multi-Family (1)	Distressed Residential (2)	Residential Securitized Loans	Other (3)	Total
Carrying Value	$479,359	$86,343	$561,207	$679,873	$99,426	$27,415	$1,933,623
Liabilities
Callable	(428,597)	(59,763)	(61,555)	(303,838)	—	—	(853,753)
Non-Callable	—	—	(83,956)	(148,409)	(96,062)	(45,000)	(373,427)
Hedges (Net) (4)	2,445	10,530	—	—	—	—	12,975
Cash (5)	4,794	45,190	2,252	—	—	58,842	111,078
Goodwill	—	—	—	—	—	24,982	24,982
Other	1,481	5,545	(4,005)	31,033	828	(27,280)	7,602
Net Capital Allocated	$59,482	$87,845	$413,943	$258,659	$4,192	$38,959	$863,080
% of Capital Allocated	6.9%	10.2%	47.9%	30.0%	0.5%	4.5%

Net Interest Spread - Three Months Ended September 30, 2016:
Interest Income	$1,904	$1,222	$10,719	$9,398	$712	$211	$24,166
Interest Expense	(652)	(718)	(2,179)	(3,958)	(322)	(819)	(8,648)
Net Interest Income	$1,252	$504	$8,540	$5,440	$390	$(608)	$15,518

Average Interest Earning Assets (6)	$491,843	$118,945	$341,637	$686,122	$108,641	$14,184	$1,761,372
Weighted Average Yield on Interest Earning Assets (7)	1.55%	4.11%	12.55%	5.48%	2.62%	5.95%	5.49%
Less: Average Cost of Funds (8)	(0.58)%	(3.98)%	(6.55)%	(3.45)%	(1.24)%	—	(2.67)%
Portfolio Net Interest Margin (9)	0.97%	0.13%	6.00%	2.03%	1.38%	5.95%	2.82%

(1)
The Company through its ownership of certain securities has determined it is the primary beneficiary of the Consolidated K-Series and has consolidated the Consolidated K-Series into the Company’s consolidated financial statements.  Average Interest Earning Assets for the quarter excludes all Consolidated K-Series assets other than those securities actually owned by the Company. Interest income amounts represent interest income earned by securities that are actually owned by the Company. A reconciliation of net capital allocated to and interest income from multi-family investments is included below in “Additional Information.”

(2)	Includes $501.9 million of distressed residential mortgage loans and $174.6 million of Non-Agency RMBS backed by re-performing and non-performing loans.

(3)
Other includes investments in unconsolidated entities amounting to $9.6 million and mortgage loans held for sale and mortgage loans held for investment totaling $16.5 million. Mortgage loans held for sale and mortgage loans held for investment are included in the Company’s accompanying condensed consolidated balance sheet in receivables and other assets. Other non-callable liabilities consist of $45.0 million in subordinated debentures.

(4)	Includes derivative assets, derivative liabilities, payable for securities purchased and restricted cash posted as margin.

(5)
Includes $41.1 million held in overnight deposits in our Agency IO portfolio to be used for trading purposes. These deposits are included in the Company’s accompanying condensed consolidated balance sheet in receivables and other assets.

(6)	Our Average Interest Earning Assets is calculated each quarter based on daily average amortized cost.

(7)	Our Weighted Average Yield on Interest Earning Assets was calculated by dividing our annualized interest income for the quarter by our Average Interest Earning Assets for the quarter.

(8)
Our Average Cost of Funds was calculated by dividing our annualized interest expense for the quarter by our average interest bearing liabilities, excluding subordinated debentures, for the quarter. Our Average Cost of Funds includes interest expense on our interest rate swaps.

(9)
Portfolio Net Interest Margin is the difference between our Weighted Average Yield on Interest Earning Assets and our Average Cost of Funds, excluding the weighted average cost of subordinated debentures.

Prepayment History

The following table sets forth the actual constant prepayment rates (“CPR”) for selected asset classes, by quarter, for the quarterly periods indicated. The change in prepayment rates from the first quarter of 2016 through the third quarter of 2016 primarily negatively impacted the net interest income from our Agency IOs.

Quarter Ended	Agency ARMs	Agency Fixed Rate	Agency IOs	Non-Agency RMBS	Residential Securitizations	Total Weighted Average
September 30, 2016	20.7%	10.0%	18.2%	21.0%	15.9%	16.1%
June 30, 2016	17.6%	10.2%	15.6%	14.4%	17.8%	14.6%
March 31, 2016	13.5%	7.9%	14.7%	12.9%	14.8%	12.7%
December 31, 2015	16.9%	8.5%	14.6%	15.3%	31.2%	14.7%
September 30, 2015	18.6%	10.5%	18.0%	12.5%	8.9%	15.1%
June 30, 2015	9.2%	10.6%	16.3%	12.5%	11.1%	13.3%
March 31, 2015	9.1%	6.5%	14.7%	15.5%	13.7%	11.5%
December 31, 2014	12.3%	6.5%	14.6%	13.7%	5.4%	11.1%
September 30, 2014	20.5%	9.2%	15.2%	18.7%	5.4%	13.1%
June 30, 2014	9.9%	6.7%	12.7%	10.5%	7.0%	10.1%

Earnings Summary

For the quarter ended September 30, 2016, we reported net income attributable to common stockholders of $20.0 million, an increase of $8.8 million from the second quarter of 2016.

We generated net interest income of $15.5 million and portfolio net interest margin of 282 basis points, a decrease of $1.1 million and 39 basis points, respectively, from the second quarter of 2016. The decrease was primarily driven by:

•	A decrease in net interest income of $1.4 million from our Agency IO portfolio due to an increase in prepayment rates and increase in financing costs.

•
A decrease in net interest income of approximately $0.3 million in our distressed residential portfolio due to an increase in interest expense of $0.6 million resulting from an increase in average liabilities during the period. This was partially offset by an increase in interest income of $0.3 million due to investments made in Non-Agency RMBS backed by re-performing and non-performing loans during the second quarter.

•
An increase in net interest income of $0.6 million from our multi-family portfolio due to an increase in average interest earning multi-family assets during the third quarter. The increase in average interest earning multi-family assets can be attributed to new multi-family preferred equity investments made during the third quarter. In addition, yield on the interest earning assets in our multi-family portfolio increased during the period and average cost of funds decreased during the quarter.

For the quarter ended September 30, 2016, we recognized other income of $16.6 million, primarily from the following:

•	Unrealized gains amounting to $0.7 million recognized on our multi-family loans and debt held in securitization trusts.

•	Realized gains of $2.3 million and unrealized gains of $1.6 million on our investment securities and related hedges, primarily related to our Agency IO portfolio.

•	Net realized gains of $6.4 million recognized on our distressed residential mortgage loans primarily resulting from the sale of pools of distressed residential mortgage loans.

•	Other income of $5.6 million, which primarily included income from our investments in unconsolidated entities during the period.

The following table details the general, administrative and other expenses incurred during the second and third quarters of 2016:

	Three Months Ended
General, Administrative and Other Expenses	September 30, 2016	June 30, 2016
Salaries, benefits and directors’ compensation	$2,705	$2,763
Professional fees	1,024	709
Base management and incentive fees	1,453	2,979
Expenses on distressed residential mortgage loans	2,398	2,740
Other	1,125	745
Total	$8,705	$9,936

Total general, administrative and other expenses for the third quarter of 2016 were approximately $8.7 million, down from $9.9 million for the second quarter of 2016. The $1.5 million decrease in the Company's management and incentive fees is primarily due to a change in methodology of calculation of management fees on our distressed residential mortgage loan portfolio from 1.5% of assets under management to 1.5% of invested capital beginning in the third quarter of 2016 and the internalization of RiverBanc into the Company in May 2016.

Analysis of Changes in Book Value

The following table analyzes the changes in book value of our common stock for the quarter ended September 30, 2016 (amounts in thousands, except per share):

	Quarter Ended September 30, 2016
	Amount	Shares	Per Share(1)
Beginning Balance	$698,967	109,569	$6.38
Common stock issuance, net	287	—
Balance after share issuance activity	699,254	109,569	6.38
Dividends declared	(26,297)		(0.24)
Net change AOCI: (2)
Hedges	521		—
RMBS	1,415		0.02
CMBS	54		—
Net income attributable to common stockholders	20,043		0.18
Ending Balance	$694,990	109,569	$6.34

(1)	Outstanding shares used to calculate book value per share for the ending balance is based on outstanding shares as of September 30, 2016 of 109,569,315.

(2)	Accumulated other comprehensive income (“AOCI”).

Conference Call

On Wednesday, November 2, 2016 at 9:00 a.m., Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company’s financial results for the three and nine months ended September 30, 2016. The conference call dial-in number is (877) 312-8806. The replay will be available until Wednesday, November 9, 2016 and can be accessed by dialing (855) 859-2056 and entering passcode 4766254. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com. Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Third quarter 2016 financial and operating data can be viewed in the Company’s Quarterly Report on Form 10-Q, which is expected to be filed with the Securities and Exchange Commission on or about November 3, 2016. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust for federal income tax purposes (“REIT”). NYMT is an internally managed REIT which invests in mortgage-related and financial assets and targets residential mortgage loans, including second mortgages and loans sourced from distressed markets, multi-family CMBS, direct financing to owners of multi-family properties through mezzanine loans and preferred equity investments and other commercial real estate-related investments and Non-Agency RMBS backed by re-performing and non-performing loans . The Midway Group, L.P. and Headlands Asset Management, LLC provide investment management services to the Company with respect to certain of its asset classes. Prior to the Company's acquisition of RiverBanc on May 16, 2016, RiverBanc provided investment management services to the Company with respect to its investments in multi-family CMBS and certain commercial real estate-related investments. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage-backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation ("GSE"), such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); "Non-Agency RMBS" refers to RMBS backed by prime jumbo mortgage loans including re-performing and non-performing loans; “Agency ARMs” refers to Agency RMBS comprised of adjustable-rate and hybrid adjustable-rate RMBS; "Agency fixed-rate RMBS" refers to Agency RMBS comprised of fixed-rate RMBS; “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “Agency IOs” refers to an IO that represents the right to the interest component of cash flow from a pool of residential mortgage loans issued or guaranteed by a GSE, or an agency of the U.S. government; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “residential securitized loans” refers to prime credit quality residential ARM loans held in securitization trusts; “distressed residential mortgage loans” refers to pools of performing, re-performing and to a lesser extent non-performing, fixed-rate and adjustable-rate, fully amortizing, interest-only and balloon, seasoned mortgage loans secured by first liens on one- to four-family properties; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family CMBS” refers to CMBS backed by commercial mortgage loans on multi-family properties; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; “CLO” refers to collateralized loan obligation; and "Consolidated K-Series” refers to five separate Freddie Mac- sponsored multi-family loan K-Series securitizations.

Additional Information

We determined that the Consolidated K-Series were variable interest entities and that we are the primary beneficiary of the Consolidated K-Series. As a result, we are required to consolidate the Consolidated K-Series’ underlying multi-family loans including their liabilities, income and expenses in our condensed consolidated financial statements. We have elected the fair value option on the assets and liabilities held within the Consolidated K-Series, which requires that changes in valuations in the assets and liabilities of the Consolidated K-Series be reflected in our condensed consolidated statements of operations.

A reconciliation of our net capital allocated to multi-family investments to our condensed consolidated financial statements as of September 30, 2016 is set forth below (dollar amounts in thousands):

Multi-family loans held in securitization trusts, at fair value	$7,221,402
Multi-family CDOs, at fair value	(6,913,855)
Net carrying value	307,547
Investment securities available for sale, at fair value	66,141
Total CMBS, at fair value	373,688
Mezzanine loan, preferred equity investments and investments in unconsolidated entities	171,138
Real estate under development	16,381
Financing arrangements	(61,555)
Securitized debt	(83,956)
Cash and other	(1,753)
Net Capital in Multi-Family	$413,943

A reconciliation of our interest income in multi-family investments to our condensed consolidated financial statements for the three months ended September 30, 2016 is set forth below (dollar amounts in thousands):

Three Months Ended September 30, 2016
Interest income, multi-family loans held in securitization trusts	$62,126
Interest income, investment securities, available for sale (1)	1,281
Interest income, mezzanine loan and preferred equity investments (1)	2,671
Interest expense, multi-family collateralized obligation	55,359
Interest income, Multi-Family, net	10,719
Interest expense, investment securities, available for sale	609
Interest expense, securitized debt	1,570
Net interest income, Multi-Family	$8,540

(1)	Included in the Company’s accompanying condensed consolidated statements of operations in interest income, investment securities and other.

Cautionary Statement Regarding Forward-Looking Statements

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s securities; changes in credit spreads; the impact of the downgrade of the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company's assets; increased rates of default and/or decreased recovery rates on the Company’s assets; the Company’s ability to borrow to finance its assets and the terms thereof; changes in governmental laws, regulations or policies affecting the Company’s business; changes in the Company's relationships with its external managers; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s periodic reports filed with the SEC, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:    AT THE COMPANY
Kristine R. Nario
Chief Financial Officer
Phone: (646) 216-2363
Email: knario@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except share data)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Investment securities, available for sale, at fair value (including $43,074 and $40,734 held in securitization trusts as of September 30, 2016 and December 31, 2015, respectively and pledged securities of $712,064 and $639,683, as of September 30, 2016 and December 31, 2015, respectively)	$807,702	$765,454
Residential mortgage loans held in securitization trusts, net	99,426	119,921
Distressed residential mortgage loans, net (including $204,275 and $114,214 held in securitization trusts)	501,881	558,989
Multi-family loans held in securitization trusts, at fair value	7,221,402	7,105,336
Derivative assets	291,318	228,775
Cash and cash equivalents	65,282	61,959
Investment in unconsolidated entities	81,284	87,662
Mezzanine loan and preferred equity investments	99,477	44,151
Goodwill	24,982	—
Receivables and other assets	168,572	83,995
Total Assets (1)	$9,361,326	$9,056,242
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Financing arrangements, portfolio investments	$671,774	$577,413
Financing arrangements, residential mortgage loans	181,979	212,155
Residential collateralized debt obligations	96,062	116,710
Multi-family collateralized debt obligations, at fair value	6,913,855	6,818,901
Securitized debt	232,365	116,541
Derivative liabilities	1,788	1,500
Payable for securities purchased	290,833	227,969
Accrued expenses and other liabilities	64,590	59,527
Subordinated debentures	45,000	45,000
Total liabilities (1)	$8,498,246	$8,175,716
Commitments and Contingencies
Stockholders' Equity:
Preferred stock, $0.01 par value, 7.75% Series B cumulative redeemable, $25 liquidation preference per share, 6,000,000 shares authorized, 3,000,000 shares issued and outstanding	$72,397	$72,397
Preferred stock, $0.01 par value, 7.875% Series C cumulative redeemable, $25 liquidation preference per share, 4,140,000 shares authorized, 3,600,000 shares issued and outstanding	86,862	86,862
Common stock, $0.01 par value, 400,000,000 shares authorized, 109,569,315 and 109,401,721 shares issued and outstanding as of September 30, 2016 and December 31, 2015, respectively	1,096	1,094
Additional paid-in capital	735,507	734,610
Accumulated other comprehensive income (loss)	9,584	(2,854)
Accumulated deficit	(45,456)	(11,583)
Company's stockholders' equity	$859,990	$880,526
Non-controlling interest	$3,090	$—
Total equity	$863,080	$880,526
Total Liabilities and Stockholders' Equity	$9,361,326	$9,056,242

(1)
Our condensed consolidated balance sheets include assets and liabilities of consolidated variable interest entities ("VIEs") as the Company is the primary beneficiary of these VIEs. As of September 30, 2016 and December 31, 2015, assets of consolidated VIEs totaled $7,631,478 and $7,413,082, respectively, and the liabilities of consolidated VIEs totaled $7,267,689 and $7,077,175, respectively.

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015
INTEREST INCOME:
Investment securities and other	$8,587	$6,792	$25,612	$28,332
Multi-family loans held in securitization trusts	62,126	63,431	187,427	192,715
Residential mortgage loans held in securitization trusts	947	875	2,705	2,950
Distressed residential mortgage loans	7,865	11,489	25,173	31,975
Total interest income	79,525	82,587	240,917	255,972

INTEREST EXPENSE:
Investment securities and other	4,598	3,432	12,409	10,337
Multi-family collateralized debt obligations	55,359	57,388	167,783	174,475
Residential collateralized debt obligations	322	219	937	679
Securitized debt	3,209	2,782	8,436	8,883
Subordinated debentures	519	474	1,528	1,402
Total interest expense	64,007	64,295	191,093	195,776

NET INTEREST INCOME	15,518	18,292	49,824	60,196

OTHER INCOME (LOSS):
(Provision) recovery for loan losses	(26)	(1,117)	661	(1,664)
Realized gain (loss) on investment securities and related hedges, net	2,306	(2,895)	5,333	(3,062)
Gain on de-consolidation of multi-family loans held in securitization trust and multi-family collateralized debt obligations	—	—	—	1,483
Realized gain on distressed residential mortgage loans	6,416	27,224	11,990	31,514
Unrealized gain (loss) on investment securities and related hedges, net	1,563	(2,631)	(1,594)	(3,643)
Unrealized gain on multi-family loans and debt held in securitization trusts, net	738	(2,170)	2,340	16,876
Other income	5,635	1,807	16,833	6,393
Total other income	16,632	20,218	35,563	47,897

Base management and incentive fees	1,453	3,676	7,958	14,687
Expenses related to distressed residential mortgage loans	2,398	3,261	8,332	7,827
Other general and administrative expenses	4,854	2,893	11,711	7,302
Total general, administrative and other expenses	8,705	9,830	28,001	29,816

INCOME FROM OPERATIONS BEFORE INCOME TAXES	23,445	28,680	57,386	78,277
Income tax expense	163	3,048	2,720	4,471
NET INCOME	23,282	25,632	54,666	73,806
Net income attributable to non-controlling interest	(14)	—	(12)	—
NET INCOME ATTRIBUTABLE TO COMPANY	23,268	25,632	54,654	73,806
Preferred stock dividends	(3,225)	(3,225)	(9,675)	(7,765)
NET INCOME ATTRIBUTABLE TO COMPANY'S COMMON STOCKHOLDERS	$20,043	$22,407	$44,979	$66,041

Basic income per common share	$0.18	$0.20	$0.41	$0.61
Diluted income per common share	$0.18	$0.20	$0.41	$0.61
Weighted average shares outstanding-basic	109,569	109,402	109,487	108,061
Weighted average shares outstanding-diluted	109,569	109,402	109,487	108,061

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
SUMMARY OF QUARTERLY EARNINGS
(Dollar amounts in thousands, except per share data)
(unaudited)

	For the Three Months Ended
	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015	September 30, 2015
Net interest income	$15,518	$16,664	$17,642	$15,991	$18,292
Total other income (loss)	16,632	10,071	8,860	(2,055)	20,218
Total general, administrative and other expenses	8,705	9,936	9,360	9,665	9,830
Income from operations before income taxes	23,445	16,799	17,142	4,271	28,680
Income tax expense	163	2,366	191	64	3,048
Net income	23,282	14,433	16,951	4,207	25,632
Net (income) loss attributable to non-controlling interest	(14)	2	—	—	—
Net income attributable to Company	23,268	14,435	16,951	4,207	25,632
Preferred stock dividends	(3,225)	(3,225)	(3,225)	(3,225)	(3,225)
Net income attributable to Company's common stockholders	20,043	11,210	13,726	982	22,407
Basic income per common share	$0.18	$0.10	$0.13	$0.01	$0.20
Diluted income per common share	$0.18	$0.10	$0.13	$0.01	$0.20
Weighted average shares outstanding - basic	109,569	109,489	109,402	109,402	109,402
Weighted average shares outstanding - diluted	109,569	109,489	109,402	109,402	109,402

Book value per common share	$6.34	$6.38	$6.49	$6.54	$6.82
Dividends declared per common share	$0.24	$0.24	$0.24	$0.24	$0.24
Dividends declared per preferred share on Series B Preferred Stock	$0.484375	$0.484375	$0.484375	$0.484375	$0.484375
Dividends declared per preferred share on Series C Preferred Stock	$0.4921875	$0.4921875	$0.4921875	$0.4921875	$0.4921875

Capital Allocation Summary

The following tables set forth our allocated capital by investment type and the related weighted average yield on interest earning assets, average cost of funds and portfolio net interest margin for the periods indicated (dollar amounts in thousands):

	Agency RMBS	Agency IOs	Multi-Family	Distressed Residential	Residential Securitized Loans	Other	Total
At September 30, 2016
Carrying value	$479,359	$86,343	$561,207	$679,873	$99,426	$27,415	$1,933,623
Net capital allocated	$59,482	$87,845	$413,943	$258,659	$4,192	$38,959	$863,080
Three Months Ended September 30, 2016
Average interest earning assets	$491,843	$118,945	$341,637	$686,122	$108,641	$14,184	$1,761,372
Weighted average yield on interest earning assets	1.55%	4.11%	12.55%	5.48%	2.62%	5.95%	5.49%
Less: Average cost of funds	(0.58)%	(3.98)%	(6.55)%	(3.45)%	(1.24)%	—	(2.67)%
Portfolio net interest margin	0.97%	0.13%	6.00%	2.03%	1.38%	5.95%	2.82%

At June 30, 2016
Carrying value	$507,294	$114,007	$519,341	$655,968	$106,173	$24,015	$1,926,798
Net capital allocated	$69,961	$92,471	$431,084	$256,619	$4,320	$12,588	$867,043
Three Months Ended June 30, 2016
Average interest earning assets	$522,651	$132,453	$315,531	$595,455	$116,258	$9,196	$1,691,544
Weighted average yield on interest earning assets	1.62%	8.18%	12.35%	6.11%	2.58%	5.39%	5.80%
Less: Average cost of funds	(0.71)%	(2.51)%	(6.73)%	(3.90)%	(1.13)%	—	(2.59)%
Portfolio net interest margin	0.91%	5.67%	5.62%	2.21%	1.45%	5.39%	3.21%

At March 31, 2016
Carrying value	$531,572	$188,251	$473,745	$555,233	$113,186	$18,899	$1,880,886
Net capital allocated	$78,387	$101,895	$383,733	$350,150	$4,295	$(43,452)	$875,008
Three Months Ended March 31, 2016
Average interest earning assets	$573,605	$137,546	$286,051	$563,001	$121,152	$5,420	$1,686,775
Weighted average yield on interest earning assets	1.71%	10.58%	12.09%	6.30%	2.46%	5.83%	5.79%
Less: Average cost of funds	(0.95)%	(2.48)%	(7.29)%	(4.18)%	(1.05)%	—	(2.46)%
Portfolio net interest margin	0.76%	8.10%	4.80%	2.12%	1.41%	5.83%	3.33%

At December 31, 2015
Carrying value	$547,745	$175,408	$450,228	$562,303	$119,921	$15,184	$1,870,789
Net capital allocated	$76,277	$108,333	$364,697	$328,037	$4,398	$(1,216)	$880,526
Three Months Ended December 31, 2015
Average interest earning assets	$593,905	$135,430	$281,334	$545,504	$133,721	$2,788	$1,692,682
Weighted average yield on interest earning assets	1.67%	9.40%	12.19%	5.41%	2.17%	4.02%	5.29%
Less: Average cost of funds	(0.90)%	(1.30)%	(7.12)%	(4.22)%	(0.80)%	—	(2.25)%
Portfolio net interest margin	0.77%	8.10%	5.07%	1.19%	1.37%	4.02%	3.04%

At September 30, 2015
Carrying value	$596,238	$135,373	$446,659	$512,760	$132,882	$5,842	$1,829,754
Net capital allocated	$106,668	$107,812	$362,959	$296,406	$4,800	$32,003	$910,648
Three Months Ended September 30, 2015
Average interest earning assets	$610,301	$134,765	$264,935	$591,792	$141,400	$2,488	$1,745,681
Weighted average yield on interest earning assets	1.58%	6.89%	12.18%	7.80%	2.33%	4.82%	5.77%
Less: Average cost of funds	(0.88)%	(1.29)%	(7.06)%	(3.94)%	(0.64)%	—	(2.23)%
Portfolio net interest margin	0.70%	5.60%	5.12%	3.86%	1.69%	4.82%	3.54%